                                                                 EXHIBIT 99




FOR IMMEDIATE RELEASE                         Contact: Claire M. Gulmi
---------------------                                  Senior Vice President and
                                                       Chief Financial Officer
                                                       (615) 665-1283

                AMSURG ANNOUNCES FOURTH-QUARTER NET EARNINGS FROM
                CONTINUING OPERATIONS OF $0.29 PER DILUTED SHARE

NASHVILLE, Tenn. (Feb. 22, 2005) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the fourth quarter and year ended December 31, 2004. Revenues were $88,316,000 for the fourth quarter of 2004, a 15% increase from $76,763,000 for the fourth quarter of 2003. Net earnings from continuing operations grew 13% to $8,654,000 from $7,649,000. Net earnings per diluted share from continuing operations increased 16% to $0.29 for the fourth quarter of 2004 from $0.25 for the fourth quarter of 2003.

         Revenues for 2004 increased 16% to $334,304,000 from $287,168,000 for
2003. Net earnings from continuing operations were $33,063,000, or $1.08 per diluted share, for 2004 compared with $27,854,000, or $0.91 per diluted share, for 2003. Adjusted net earnings from continuing operations for 2004 rose 21% to $33,728,000 from $27,854,000 for 2003. Adjusted net earnings per diluted share from continuing operations also increased 22% to $1.11 for 2004 from $0.91 for 2003. See page 4 for a reconciliation of adjusted net earnings from continuing operations to net earnings from continuing operations. Prior-period financial data in this release has been restated to conform to the current-year presentation, which now reflects operating results from continuing and discontinued operations, as well as a 3-for-2 stock split effected in March 2004.

         Mr. McDonald commented, "As we previously reported, AmSurg's revenue growth for the fourth quarter of 2004 was primarily driven by an increase in centers in operation to 128 at the end of the year. This expansion included a total of nine new centers in the fourth quarter of 2004, three through de novo development and six through acquisition. We completed 2004 with a strong pipeline of nine centers under development - one of which has already opened in 2005. We also had seven centers under letter of intent at year end, one of which was acquired in January 2005. Because of the strength of this pipeline, we expect to add 16 to 19 centers in 2005, including eight of the centers under development at the end of 2004. We also expect to complete the acquisition of four additional centers by the end of the first quarter of 2005, which were under letter of intent at year end.

         "As previously announced, the Company's revenue growth for the fourth quarter also reflected a 2% increase in same-facility revenues. Same-facility revenue growth for full-year 2004 increased 4%.

         "For the fourth quarter, the Company has adjusted its income tax expense to reflect the changing impact of state income taxes. The 38.3% effective tax rate reflected for the fourth



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AMSG Reports Fourth-Quarter Results
Page 2
February 22, 2005



quarter includes a catch-up effect to provide a full-year effective tax rate of 39.6%, which is a reduction from our historical rate of 40%. Based on our analysis, we expect a similar effective tax rate for 2005. Also for the fourth quarter, the Company's financial statements reflect a noncash, after-tax charge of $264,000, related to an adjustment in its accounting for real estate leases.

         "AmSurg completed 2004 well positioned to fund its growth strategies for 2005. We continued to generate substantial cash flow from operations during 2004, which, at $55.5 million for the year, was 1.6 times adjusted earnings from continuing operations.

         "In addition to our expectations regarding center openings for 2005, we expect same-facility revenues for 2005 to expand 4% to 7%. We affirm our established guidance for net earnings per diluted share for 2005 in a range of $1.33 to $1.36, an increase of 20% to 23% from adjusted net earnings per diluted share from continuing operations of $1.11 for 2004. This guidance does not reflect the effect of expensing stock options beginning in the third quarter of 2005. Our guidance also includes revenues for 2005 in a range of $400 million to $420 million. Furthermore, we today established our guidance for net earnings per diluted share of $0.29 for the first quarter of 2005."

         The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

         Mr. McDonald concluded, "We are confident of continuing our profitable growth in 2005. For the longer term, we are encouraged that AmSurg remains the acknowledged leader of an expanding segment of the healthcare industry that is well positioned to grow with the aging of the baby boom generation. In addition, by employing a proven business model to provide high quality care at low cost, we are helping to address one of the healthcare industry's most pressing challenges. As a result, we also believe AmSurg has significant growth prospects for the foreseeable future."

         AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking Investor Relations or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on March 1, 2005.

         This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's filings with the Securities and Exchange Commission, and, consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that




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AMSG Reports Fourth-Quarter Results
Page 3
February 22, 2005


might cause such a difference include, but are not limited to, the Company's ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to generate and manage growth; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; the ability of its physician partners to recruit additional physicians to their practices; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. AmSurg disclaims any intent or obligation to update these forward-looking statements.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At December 31, 2004, AmSurg owned a majority interest in 128 centers and had nine centers under development.




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
AmSurg Reports Fourth-Quarter Results
Page 4
February 22, 2005



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           FOR THE THREE MONTHS  FOR THE TWELVE MONTHS
                                                                            ENDED DECEMBER 31,     ENDED DECEMBER 31,
                                                                           --------------------  ---------------------
Statement of Earnings Data:                                                   2004       2003       2004       2003
---------------------------                                                ---------   --------   --------   ---------
Revenues                                                                    $ 88,316   $ 76,763   $334,304   $287,168

Operating expenses:
       Salaries and benefits                                                  24,110     19,884     90,197     76,845
       Supply cost                                                            10,252      9,099     37,930     32,839
       Other operating expenses                                               18,315     16,057     67,975     59,975
       Depreciation and amortization                                           3,649      2,895     13,575     11,268
                                                                            --------   --------   --------   --------
               Total operating expenses                                       56,326     47,935    209,677    180,927
                                                                            --------   --------   --------   --------
               Operating income                                               31,990     28,828    124,627    106,241

Minority interest                                                             17,248     15,681     67,784     58,290
Interest expense, net                                                            711        399      2,131      1,528
                                                                            --------   --------   --------   --------
               Earnings from continuing operations before income taxes        14,031     12,748     54,712     46,423
Income tax expense                                                             5,377      5,099     21,649     18,569
                                                                            --------   --------   --------   --------
               Net earnings from continuing operations                         8,654      7,649     33,063     27,854

Discontinued operations:
       Earnings from operations of discontinued interests in surgery
            centers, net of income taxes                                          --        606      1,045      2,272
       Gain on disposal of discontinued interests in surgery centers,
            net of income taxes                                                   32         --      5,598         --
                                                                            --------   --------   --------   --------
               Earnings from discontinued operations                              32        606      6,643      2,272
                                                                            --------   --------   --------   --------
               Net earnings                                                 $  8,686   $  8,255   $ 39,706   $ 30,126
                                                                            ========   ========   ========   ========
Basic earnings per common share:
               Net earnings from continuing operations                      $   0.30   $   0.25   $   1.11   $   0.92
               Net earnings                                                 $   0.30   $   0.27   $   1.33   $   1.00
Diluted earnings per common share:
               Net earnings from continuing operations                      $   0.29   $   0.25   $   1.08   $   0.91
               Net earnings                                                 $   0.29   $   0.27   $   1.30   $   0.98

Weighted average number of shares and share equivalents (000's):
       Basic                                                                  29,299     30,075     29,895     30,139
       Diluted                                                                29,880     30,809     30,507     30,666

RECONCILIATION TO ADJUSTED NET
EARNINGS FROM CONTINUING OPERATIONS (1):
----------------------------------------
Net earnings from continuing operations                                     $  8,654   $  7,649   $ 33,063   $ 27,854
Add:  Loss on long-term note receivable, net of income taxes                      --         --        665         --
                                                                            --------   --------   --------   --------
       Adjusted net earnings from continuing operations                     $  8,654   $  7,649   $ 33,728   $ 27,854
                                                                            ========   ========   ========   ========
       Adjusted diluted net earnings per share from continuing operations   $   0.29   $   0.25   $   1.11   $   0.91
                                                                            ========   ========   ========   ========
       Diluted weighted average number of shares
            and share equivalents (000's)                                     29,880     30,809     30,507     30,666
                                                                            ========   ========   ========   ========

(1) Adjusted net earnings from continuing operations is a non-GAAP financial measure. The Company believes its calculation of adjusted diluted net earnings from continuing operations per share provides a better measure of the Company's ongoing performance and better comparability to prior periods, because it excludes an item unrelated to the Company's core business operations. The adjusted items should not be considered in isolation or as a substitute for net earnings from continuing operations or diluted net earnings from continuing operations per share as determined in accordance with accounting principles generally accepted in the United States.


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
AmSurg Reports Fourth-Quarter Results
Page 5
February 22, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                                            FOR THE THREE MONTHS       FOR THE TWELVE MONTHS
                                                                             ENDED DECEMBER 31,          ENDED DECEMBER 31,
                                                                           ----------------------     ---------------------
OPERATING DATA:                                                              2004          2003         2004         2003
---------------                                                            ---------     --------     --------     ---------
Continuing centers in operation at end of period                                 128          112          128          112
Centers under development/not opened at end of period                              9           12            9           12
Centers under letter of intent                                                     7            8            7            8
Average number of continuing centers in operation                                123          109          117          105
Average revenue per center                                                  $    717     $    707     $  2,851     $  2,739
Same center revenues increase                                                      2%           6%           4%           7%
Procedures performed during the period                                       162,344      140,239      615,488      532,008
Cash flows provided by operating activities                                 $ 13,863     $ 13,697     $ 55,452     $ 48,095
Cash flows used by investing activities                                     $(24,365)    $ (8,950)    $(61,660)    $(48,384)
Cash flows provided by (used in) financing activities                       $  9,464     $ (6,088)    $  6,942     $  1,227
Reconciliation of net earnings to EBITDA (2):
       Net earnings from continuing operations                              $  8,654     $  7,649     $ 33,063     $ 27,854
       Add:  income tax expense                                                5,377        5,099       21,649       18,569
       Add:  interest expense, net                                               711          399        2,131        1,528
       Add:  depreciation and amortization                                     3,649        2,895       13,575       11,268
                                                                            --------     --------     --------     --------
               EBITDA                                                       $ 18,391     $ 16,042     $ 70,418     $ 59,219
                                                                            ========     ========     ========     ========

                                                                                                     DECEMBER 31, DECEMBER 31,
Balance Sheet Data:                                                                                     2004         2003
-------------------                                                                                  -----------  -----------
Cash and cash equivalents                                                                             $ 14,992     $ 14,258
Accounts receivable, net                                                                                39,224       36,172
Working capital                                                                                         56,302       46,009
Total assets                                                                                           425,155      356,189
Long-term debt and other long-term liabilities                                                          88,160       53,137
Minority interest                                                                                       39,710       36,796
Shareholders' equity                                                                                   254,149      232,898

(2) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA, as defined.


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